CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 83 to the Registration Statement (Form N-1A, No. 002-88566) of our reports dated February 9, 2018, on the financial statements and financial highlights of Guardian Portfolio, International Equity Portfolio, Large Cap Value Portfolio, Mid Cap Growth Portfolio, Mid Cap Intrinsic Value Portfolio, Short Duration Bond Portfolio, and Sustainable Equity Portfolio (formerly, Socially Responsive Portfolio) included in the December 31, 2017 Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts
 April 20, 2018

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 83 to the Registration Statement (Form N-1A, No. 002-88566) of our report dated February 16, 2018, on the financial statements and financial highlights of U.S. Equity Index PutWrite Strategy Portfolio included in the December 31, 2017 Annual Report to Shareholders of Neuberger Berman Advisers Management Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts
 April 20, 2018